UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2014
HAWKINS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate Roseville, MN	55113
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code   (612) 331-6910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held August 7, 2014, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on July 1, 2014 (File No. 0-7647), were voted upon by our shareholders as set forth below:
Proposal One - Election of Directors
Our shareholders elected each of the seven nominees to serve as director for a term of one year, which term shall expire at the next annual meeting of shareholders, based on the following votes:

Director Nominee	For	Against	Abstain
John S. McKeon	5,999,230.627	2,261,071.981	63,383.000
Patrick H. Hawkins	8,061,115.608	216,374.000	46,196.000
James A. Faulconbridge	6,318,302.608	1,942,000.000	63,383.000
Duane M. Jergenson	8,030,174.608	230,179.000	63,332.000
Mary J. Schumacher	7,977,500.608	275,336.000	70,849.000
Daryl I. Skaar	7,874,069.974	305,827.634	143,788.000
James T. Thompson	8,034,164.608	226,189.000	63,332.000
Jeffrey L. Wright	6,204,631.608	2,005,628.000	113,426.000
Proposal Two - Non-Binding Advisory Vote on Executive Compensation
The shareholders approved, on an advisory basis, the compensation of the Company's executive officers as disclosed in the proxy statement distributed in connection with the annual meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
7,525,611.048	678,507.319	119,567.241	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: August 11, 2014	By:	/s/Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary